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                                   EXHIBIT 6(a)

              Form of Notice with respect to Distribution Agreement


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                                  FORM OF NOTICE


Notice, effective ________________ with respect to the Distribution Agreement by and among Integrity Management & Research, Inc. ("Integrity Management"). The Valiant Fund ("Valiant" or the "Trust") and Integrity Investments, Inc. (the "Distributor") dated July 29, 1993.

The Trust hereby gives notice that;

(i) the U.S. Government Money Market Portfolio has been renamed the U.S. Treasury Income Portfolio.


This Notice is not intended to, and does not, alter or amend the Agreement, which remains in full force and effect.


                         Integrity Management & Research, Inc.

                         By:_____________________________


                         The Valiant Fund

                         By:______________________________


                         Integrity Investments, Inc.

                         By:______________________________